[CAPTION]
                                      EXHIBIT 11
                                STEEL TECHNOLOGIES INC.
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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In thousands, except per share data
            Fiscal Years Ended September 30     1997      1996      1995
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ACTUAL
  Weighted average shares
   outstanding                                  11,976    11,980   12,147
                                           ==============================
  Net income                                   $ 8,502   $11,686  $ 7,423
                                           ==============================
  Earnings per share                           $  0.71   $  0.98  $  0.61
                                           ==============================

PRIMARY

  Weighted average shares
   outstanding                                  11,976     11,980   12,147

  Dilutive effect of stock options                  59         74       81
                                            ------------------------------
                                                12,035      12,054   12,228
                                             ==============================
  Net income                                   $ 8,502     $11,686  $ 7,423
                                             ==============================
  Earnings per share                           $  0.71     $  0.97  $  0.61
                                             ==============================

FULLY DILUTED

  Weighted average shares
   outstanding                                  11,976      11,980   12,147

  Dilutive effect of stock options                  81         107       81
                                             ------------------------------
                                                12,057      12,087   12,228
                                             ==============================
  Net income                                   $ 8,502     $11,686  $ 7,423
                                             ==============================
  Earnings per share                           $  0.71     $  0.97  $  0.61
                                             ==============================



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